UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2013

EXCEL TRUST, INC.

EXCEL TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-34698 (Excel Trust, Inc.)	27-1493212 (Excel Trust, Inc.)
Delaware	001-54962 (Excel Trust, L.P.)	27-1495445 (Excel Trust, L.P.)
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 613-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Tax Matters Update

This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Material United States Federal Income Tax Considerations” included in Excel Trust, Inc.’s and Excel Trust, L.P.’s Registration Statement on Form S-3 (File Nos. 333-189517 and 333-189517-01) and in Excel Trust, Inc.’s Registration Statements on Form S-3 (File Nos. 333-174022, 333-174023 and 333-181399), which we refer to as the Registration Statements. This summary is for general information only and is not tax advice.

The following discussion supersedes, in its entirety, the discussions under the headings “— Taxation of Non-U.S. Holders — Foreign Accounts” and “Foreign Accounts” in the Registration Statements, and any other similar discussion of foreign accounts in the Registration Statements, in the discussion under Item 8.01 included in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 9, 2012 and in the discussion under Item 8.01 included in our Current Report on Form 8-K filed with the SEC on March 1, 2013.

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends and interest on, and gross proceeds from the sale or other disposition of, our capital stock or debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain investigation and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules.

The withholding provisions described above are currently scheduled to apply to payments of dividends or interest made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of capital stock or debt securities on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for United States federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. In addition, these rules currently would not apply to debt securities issued before July 1, 2014, provided that if any such debt securities are significantly modified (within the meaning of applicable Treasury Regulations) on or after July 1, 2014, payments on such debt securities could be subject to the withholding rules described above. Prospective investors should consult their tax advisors regarding these withholding provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: August 1, 2013	EXCEL TRUST, INC.

	By:	/s/ James Y. Nakagawa
Name: James Y. Nakagawa Title: Chief Financial Officer

EXCEL TRUST, L.P.

	By:	Excel Trust, Inc.
Its General Partner

	By:	/s/ James Y. Nakagawa
Name: James Y. Nakagawa Title: Chief Financial Officer